UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

Getaround, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40152	85-3122877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Green Street
San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 295-5725

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GETR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Financing

On January 12, 2024, Getaround, Inc. (the “Company”) and Mudrick Capital Management L.P., on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management L.P. or its affiliates (the “Purchaser”), amended and restated the amended and restated super priority secured promissory note in an aggregate amount of $18,635,499.51 entered into by such parties on December 11, 2023 (as amended and restated and as further amended and restated, supplemented or otherwise modified from time to time, the "Note") to reflect an increased aggregate principal amount of $20,880,922.00, which is comprised of the original $18,635,499.51 principal amount under the Note, $245,422.49 in accrued interest on the Note as of January 12, 2024, and an additional principal amount of $2,000,000 to provide additional capital to the Company (the “Second A&R Note”).

On January 19, 2024 the Company and the Purchaser further amended and restated the Note to reflect an increased aggregate principal amount of $23,941,032.31, which is comprised of the original $20,880,922.00 principal amount under the Second A&R Note, $60,110.3 in accrued interest on the Note as of January 19, 2024, and an additional principal amount of $3,000,000 to provide additional capital to the Company (the “Third A&R Note”).

The Note accrues interest monthly beginning on January 19, 2024, at a rate of 15.00% per annum, which interest rate, upon the occurrence, and during the continuation, of an Event of Default (as defined therein), will be increased by 2.00%. The Second A&R Note was issued pursuant to the existing Incremental Subscription Agreement described in our current report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2023, and the Third A&R Note was issued pursuant to an amended and restated incremental subscription agreement dated January 12, 2024 (the “A&R Incremental Subscription Agreement”), in each case by and between the Purchaser and the Company. The Company may request the Purchaser to purchase up to an additional $15,000,000 in aggregate principal amount under the Note, subject to certain conditions.

The Note will mature on August 7, 2026, at which time 108% of the principal and accrued interest will become due, payable in cash, unless earlier redeemed or repurchased.

The Company may prepay the Note at any time prior to its maturity date, and subject to the following exception, must prepay the balance of the Note with 100% of the net proceeds of any sale, or similar disposition, of the Company or any of its subsidiaries. At the Company’s election, the mandatory prepayment set forth above will not apply to the first $10.0 million of net proceeds received by the Company in connection with a sale or similar disposition as described above.

The Note is a senior secured obligation of the Company, guaranteed by certain of its subsidiaries and secured by collateral consisting of substantially all the assets of the Company and its subsidiary guarantors. Subject to limited exceptions, the Note will rank senior to all outstanding and future indebtedness of the Company, including the Company’s outstanding 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 issued to the Purchaser.

Board Composition

Pursuant to the terms of the A&R Incremental Subscription Agreement:

•
The Company’s Board of Directors (the “Board”) will be comprised of five directors;
•
the Board will appoint Jason Mudrick as a Class III director; and
•
The Purchaser will identify and recommend to the Board two independent director candidates, and, assuming each such candidate (a) is reasonably acceptable to a majority of the other four directors and (b) meets the independence requirements of the New York Stock Exchange (each, an “Independent Director Candidate”), the Board will appoint each such Independent Director Candidate in accordance with the terms of the A&R Incremental Subscription Agreement (a) to the Board, and (b) to the Compensation Committee and the Nominating and Corporate Governance Committee of the Board (each such party, and “Independent Director”), with one of the two Independent Director Candidates serving as a Class I director and the other Independent Director Candidate serves as a Class II director.

The slate of director nominees to be recommended by the Board for election at the Company’s annual meeting of stockholders to be held later this year in respect of the Company’s fiscal year ended December 31, 2022, is expected to include the Class I Independent Director Candidate.

The foregoing description of the A&R Incremental Subscription Agreement and the Note does not purport to be complete and is qualified in its entirety by the full text of the A&R Incremental Subscription Agreement (including the form of Third A&R Note attached thereto). A copy of the A&R Incremental Subscription Agreement (including the form of Third A&R Note attached thereto) is attached to this Report as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2024, the Board appointed Jason Mudrick to serve as a member of the Board as a Class III director in accordance with the terms of the A&R Incremental Subscription Agreement. No determination has been made as to which committee or committees of the Board, if any, Mr. Mudrick will serve. Mr. Mudrick will stand for re-election at the Company’s annual meeting of stockholders to be held in respect of the Company’s fiscal year ending December 31, 2024. Mr. Mudrick is the founder and Chief Executive Officer of Mudrick Capital Management, the Purchaser.

Mr. Mudrick will receive compensation for his service as a non-employee director, as described under the heading “Non-Employee Director Compensation” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 16, 2023. On the effective date of his appointment, Mr. Mudrick entered into the Company’s standard form of Indemnification Agreement which provides for indemnification of the indemnitee to the full extent allowed by Delaware law. Mr. Mudrick has no family relationships with any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K[1] .

Also on January 19, 2024, Ahmed Fattouh, a member of the Board, resigned from the Board, including all committees thereof, effective immediately.

In connection with Mr. Mudrick’s appointment, on January 19, 2024, Dr. Jeffrey Russakow resigned as a Class III director and was immediately re-appointed as a Class I director. Dr. Russakow will stand for re-election at the Company’s annual meeting of stockholders to be held later this year in respect of the Company’s fiscal year ended December 31, 2022.

Item 7.01 Regulation FD Disclosure.

On January 23, 2024, the Company issued a press release entitled “Getaround Secures $20 Million in Financing, Following Strong Q3 2023 Results”, a copy of which is furnished as Exhibit 99.1 hereto. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Incremental Super Priority Note Subscription Agreement, dated as of January 19, 2024, by and between the Company and the Purchaser.
10.1(a)

Form of Third Amended and Restated Super Priority Secured Promissory Note due August 7, 2026 (included as Exhibit A to the Amended and Restated Incremental Super Priority Note Subscription Agreement filed as Exhibit 10.1).

99.1	Press release dated January 23, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETAROUND, INC.

Date:	January 23, 2024	By:	/s/ SPENCER JACKSON
		Name: Title:	Spencer Jackson General Counsel & Secretary